EXHIBIT 99.1


January 21, 2004


For media inquiries:                        For financial inquiries:
Katherine Taylor                            John Hecht
Investor Relations Manager                  Chief Financial Officer
815-961-7164                                815-961-2787

             AMCORE FINANCIAL, INC. REPORTS FOURTH QUARTER EARNINGS

               AMCORE opens record six branches in fourth quarter

                          (000's Except Per Share Data)
                4th quarter 2003   YTD 2003    4th quarter 2002    YTD 2002
Net Revenues        $55,138        $230,675        $54,328         $201,080
Net Income          $ 9,876        $ 43,504        $12,279         $ 43,471
Diluted Shares       25,282          25,090         24,945           24,911
Diluted EPS         $  0.39        $   1.73        $  0.49         $   1.75

     ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share of $0.39 for fourth quarter 2003, a $0.10 decrease, compared to $0.49 per diluted share in fourth quarter 2002. The decrease was due to expenses incurred from branch expansion, significantly lower mortgage revenues, severance costs and higher health care expenses. Full year diluted earnings per share were $1.73, a $0.02 decrease from $1.75 per diluted share in 2002. Net income in the fourth quarter was $9.9 million, a decrease of 20 percent, from the $12.3 million in the prior-year period. AMCORE's net income for the full year rose $33,000 or less than one percent to $43.50 million, compared to $43.47 million in 2002.

     Commenting on AMCORE's results, Kenneth E. Edge, chairman, president and chief executive officer, said: "With the opening of six branches in the fourth quarter, this has been our most active expansion quarter since we began the program in April 2001. Our early branch successes enabled us to accelerate our expansion program, which in turn accelerated the incurrence of lease termination and other related costs. As anticipated, the accelerated timing of the branch expansion also is resulting in increased earnings dilution during fourth quarter of 2003, which will continue in the first two quarters of 2004. The fourth quarter branching expense resulted directly from the timing of our move from limited to full service operations in four branch offices and the opening of seven other new branches during 2003."

     Highlights
     ----------

     o The net interest margin increased 7 basis points to 3.62 percent in the fourth quarter 2003 from 3.55 percent during the same period in 2002 and was up 29 basis points compared with third quarter 2003.

     o Total non-accrual loans decreased 4 percent from December 31, 2002.

     o The allowance to non-accrual loan coverage increased to 134 percent in the fourth quarter 2003 compared to 108 percent in the fourth quarter 2002.

     o Average loan balances increased 5 percent from fourth quarter 2002 despite the sale of indirect automobile loans totaling $106 million and the sale of six Wisconsin branches that included the transfer of $48 million in loans during 2003.

     o Average Bank issued deposits were up 7 percent compared to the fourth quarter 2002 even with $125 million of deposits transferred in the Wisconsin branch sale during 2003.

     o Net interest income increased 4 percent to $36.1 million in fourth quarter 2003 from $34.5 million in the same period a year ago.

     o Accelerating branching expenses in fourth quarter 2003 contributed to dilution of $0.04 per share compared to less than one cent per share dilution in fourth quarter 2002. The full impact of branch expansion in 2003 was $0.08 per share dilution compared to $0.04 per share dilution in 2002.

                                                                          1 of 5

Fourth Quarter Results
----------------------

     Net interest income in fourth quarter 2003 was up 4 percent from a year ago, or $1.5 million, due to strong loan growth and a 97 basis point decrease in funding costs. The net interest margin increased to 3.62 percent, a 7 basis point increase from 3.55 percent during the same quarter a year ago and a 29 basis point increase compared to third quarter 2003. "We have been working hard to improve our net interest margin by changing our mix of funding to include more transaction deposits, which reduces our funding costs," said Edge.

     Provision for loan losses decreased $626,000 compared to fourth quarter 2002. Total non-accrual loans fell 9 percent from the previous quarter while net charge-offs also declined from third quarter levels to $3.7 million. The 90-day past due and still accruing loans declined 47 percent compared to third quarter 2003 and declined 7 percent from a year ago. "We are pleased with our progress in reducing non-performing loans and expect to see lower credit costs in the near term," said Edge.

     Average loans rose $137 million to $3.0 billion, a 5 percent increase from fourth quarter 2002. The growth came from increases of $243 million in commercial lending driven by AMCORE's expansion into the Chicago suburban, Madison and Milwaukee area markets. "By focusing on high growth markets with significant concentrations of mid-size businesses, we have been able to achieve quality loan growth during a year when the economy was under stress," Edge said. "Our growth strategy is enhanced by a strong underwriting process and credit culture that seeks to control risk as well as offer timely responses to customers' credit needs."

     Partially offsetting this growth was a decline of $87 million, or 19 percent, in average residential real estate loans from fourth quarter 2002. The decrease reflects the impact of refinancing, as mortgage interest rates reached 40-year lows. The high level of refinancing activity is expected to slow considerably in 2004.

     Average Bank issued deposits grew to nearly $3 billion, an increase of 7 percent, or $188 million, compared to fourth quarter 2002. This growth was achieved even with the transfer of $125 million in deposits related to the Wisconsin branch sales in first quarter 2003. "Our deposit initiative will continue as an important strategy for us in 2004, especially with our focus on transaction deposits," said Edge. "Our funding mix is changing as we shift from more expensive time deposits and wholesale funding to lower cost funding sources. Our branching strategy also will continue to emphasize core deposit and household relationship growth."

     Total non-interest income decreased 4 percent, or $705,000, compared to the same period a year ago. The decrease was primarily related to a decrease in mortgage revenues as refinancing volume began to wane during fourth quarter 2003. Security gains of $2.1 million were recognized during fourth quarter 2003 compared to none in fourth quarter 2002.

     Mortgage revenues decreased 54 percent, or $2.5 million, during the fourth quarter 2003 compared to the same period year ago. Mortgage applications totaled $94 million in fourth quarter 2003 compared to $264 million during the same quarter a year ago. Mortgage closings totaled $89 million in fourth quarter 2003, a 70 percent decrease from the $301 million in fourth quarter 2002. Of total fourth quarter closings, 45 percent were due to refinancing compared to 83 percent a year ago.

     Trust and asset management revenues decreased $409,000, or 7 percent, to $5.5 million in fourth quarter 2003. The loss of a significant public fund client at the end of the third quarter combined with a shift to a higher mix of fixed income and money market assets contributed to the reduction in fee revenue. Assets under administration totaled $4.3 billion as of the end of fourth quarter 2003.

     Total operating expenses increased 13 percent, or $4.4 million, in fourth quarter 2003 from the same period a year ago. The increase resulted from higher costs due to the acceleration of the branch expansion program, increases in health care expenses and severance payments related to a reduction in 43 retail positions including one senior position. Direct expenses of the branch expansion program rose $3.3 million compared to the same quarter a year ago. Increased levels of new branches opened or transitioned to full-service offices were responsible for the higher costs between the two periods. This includes start-up costs incurred during the fourth quarter for branch offices scheduled to open in the first half of 2004. During the fourth quarter, the Company

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

also recorded severance expenses of $707,000 to restructure certain branch staff positions and a senior level manager. Health care costs rose $520,000 due to staff additions and medical cost inflation.

Asset Quality & Reserves
------------------------

     Total non-accrual loans decreased 4 percent, or $1.1 million, from December 31, 2002 and decreased $2.9 million, or 9 percent, from September 30, 2003. Loans 90 days past due and still accruing interest decreased 7 percent, or $251,000 from December 31, 2002 and 47 percent, or nearly $3 million, from September 30, 2003. The comparison of total non-performing assets to total assets was 0.91 percent at December 31, 2003, down from 0.92 percent at December 31, 2002 and 1.06 percent at September 30, 2003.

     Net charge-offs were $3.7 million, an increase of $808,000 from fourth quarter 2002, but a decrease of $268,000 from third quarter 2003. Net charge-offs were 50 basis points of average loans on an annualized basis during fourth quarter 2003 compared to 41 basis points for fourth quarter 2002 and 54 basis points for third quarter 2003.

     Total non-accrual loans as a percentage of loans decreased to 1.05 percent at December 31, 2003 from 1.13 percent at December 31, 2002 and 1.18 percent at September 30, 2003. The allowance for loan losses, as a percentage of ending loans, was 1.41 percent compared to 1.22 percent at December 31, 2002 and 1.46 percent at September 30, 2003. The allowance to non-accrual loans was 134 percent compared to 108 percent at December 31, 2002 and 124 percent at September 30, 2003.

     "We are encouraged by our progress in reducing non-performing loans and the subsequent decrease in net charge-offs compared to the third quarter," said Edge. "We expect to see further improvements in the quarters ahead."

Branching Update
----------------

     During the fourth quarter, AMCORE opened six new branches including two limited branch offices (LBOs) in Freeport, IL, and Oak Brook, IL, and four full service branches in Machesney Park, IL, Elgin, IL and Madison, WI (2 locations). As a result of upgrading to new facilities, the in-store branch in Loves Park, IL, was closed and one LBO and one full service branch in Madison were closed. Since the program began in April 2001, AMCORE has opened 14 new branches net of those closed due to upgrades.

     During the first half of 2004, AMCORE expects to open three LBOs in the Chicago suburbs of Gurnee, Naperville and Lake Zurich and four full-service branches in the Illinois communities of Peru, Elgin, Schaumburg and Freeport. The full-service facility in Schaumburg will replace an LBO and the full service facility in Peru will replace an in-store branch. The full service facility in Freeport will replace the LBO and in-store branches there, bringing commercial and retail staffs together at one facility.

     "Fourth quarter 2003 and the first two quarters of 2004 have more openings and closings resulting from branch upgrades in the aggregate than the total openings and closings since we started this program in April 2001," said Edge. "We are really entering the heart of our expansion program as we begin upgrading profitable LBOs and in-store branches into full service facilities. The incremental costs in this process frequently include the termination of lease agreements and other one-time costs such as the write-off of leasehold improvements, which we anticipate will add to our branch expansion costs early in 2004. Due to accelerating our expansion program, we incurred some of these costs in fourth quarter 2003, which is earlier than previously scheduled."

     Accelerating branching expenses in fourth quarter 2003 produced a dilutive impact of $0.04 per share compared to less than one cent per share dilution in fourth quarter 2002. The full impact of branch expansion costs in 2003 was $0.08 dilution per share compared to $0.04 dilution per share in 2002. "This was within the $.05 to $.09 per share dilution guidance for 2003, which was modified from our previous guidance of $.10 to $.15 per share," said Edge.

                                                                          3 of 5

     "We expect our branch expansion program to increase our revenue growth rates beyond historical levels and ultimately enhance both long-term financial performance and shareholder value," said Edge. "During the first half of 2004, we still expect costs to initially outpace net revenues and anticipate the branching impact on earnings per share for the full-year in 2004 will be dilution in the range of $0.04 to $0.08 per share. However, in 2005, we expect the branch expansion program will become accretive to earnings per share in the range of $0.10 to $0.15 per share."

     "Our branching strategy is growing our business and has increased our presence in key high-growth markets," said Edge. New branches opened since April 2001 contributed total loans of $558 million and total deposits of $265 million at December 31, 2003. By 2006, AMCORE will have added 24 new offices since the beginning of the initiative in 2001. Total offices by the end of 2006 will number 74, two-thirds of which will be located in high growth markets. (See chart for details.)

                                          AMCORE Branch Expansion Plans
-------------------------------------------------------------------------------------------------------
                   Strategy          LBO*    Full Serv.   In-store    Branch Expansion   Total Branches
-------------------------------------------------------------------------------------------------------
2001                                                                                           64
- Sold branches                                                                               (7)
+ New branches                        1          1            0              2                 2
- Closed, moved to new facility       0          0            0              0                 0
Cumulative total                      1          1            0              2                 59
-------------------------------------------------------------------------------------------------------
2002
+ New branches                        4          3            0              7                 7
- Closed, moved to new facility      (1)        (1)           0             (2)               (2)
Cumulative total                      4          3            0              7                 64
-------------------------------------------------------------------------------------------------------
2003
- Sold branches                                                                               (6)
- Closed in-store                                                                             (1)
+ New branches                        4          7            0              11                11
- Closed, moved to new facility      (1)        (1)          (2)            (4)               (4)
Cumulative total                      7          9           (2)             14                64
-------------------------------------------------------------------------------------------------------
2004 Projected
+ New branches                        3          7            0              10                10
- Closed, moved to new facility      (3)         0           (2)            (5)               (5)
Cumulative total                      7          16          (4)             19                69
-------------------------------------------------------------------------------------------------------
2005 Projected
+ New branches                        2          7            0              9                 9
 - Closed, moved to new facility     (4)         0            0             (4)               (4)
Cumulative total                      5          23          (4)             24                74
-------------------------------------------------------------------------------------------------------
2006 Projected
+ New branches                        0          1            0              1                 1
- Closed, moved to new facility      (1)         0            0             (1)               (1)
Cumulative total                      4          24          (4)             24                74
-------------------------------------------------------------------------------------------------------

     *LBO is a limited branch office.

                                                                          4 of 5

     AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.5 billion and investment assets under administration of $4.3 billion with 64 locations in Illinois, Wisconsin and Iowa.

     AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, capital management, mutual fund administration, employee benefit plan record keeping and is the investment advisor for the Vintage family of mutual funds.

     This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

     Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting policies"; (XVII) inability of third-party vendors to perform critical services for the company or its customers; and (XVIII) disruption of operations caused by the conversion of data processing systems.

     AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the company's website at www.AMCORE.com.

                                                                          5 of 5

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                      --------------------------------------------------------------------------------------------
($ in 000's, except per share data)     4th Qtr.  3rd Qtr.  2nd Qtr.  1st Qtr.  4th Qtr.  4Q '03/'02  Year to Date       '03/'02
        SHARE DATA                        2003      2003       2003      2003      2002      Change   2003       2002     Change
                                      --------------------------------------------------------------------------------------------
Diluted earnings                        $  0.39   $  0.47   $  0.45   $  0.43   $  0.49     (20%)  $   1.73   $   1.75      (1%)

Cash dividends                          $  0.17   $  0.17   $  0.16   $  0.16   $  0.16       6%   $   0.66   $   0.64       3%

Book value                              $ 14.98   $ 14.81   $ 14.79   $ 14.56   $ 14.40       4%   $  14.98   $  14.40       4%

Average diluted shares outstanding       25,282    25,100    25,054    24,936    24,945       1%     25,090     24,911       1%

        INCOME STATEMENT

Net interest income                     $36,053   $33,025   $35,093   $34,516   $34,538       4%   $138,687   $130,768       6%

Provision for loan losses                 3,295     4,318     4,729    12,575     3,921     (16%)    24,917     12,574      98%

Non-interest income:
   Trust & asset management               5,490     5,619     5,677     5,738     5,899      (7%)    22,524     24,707      (9%)
   Service charges on deposits            4,824     4,751     4,638     4,398     5,007      (4%)    18,611     17,869       4%
   Mortgage revenues                      2,072     8,053     3,435     3,998     4,552     (54%)    17,558      7,940     121%
   Company owned life insurance           1,793     1,753     1,693     1,783     1,500      20%      7,022      5,684      24%
   Gain on sale of loans/branches            --        --        --    10,699        --     N/A      10,699         --     N/A
   Net security gains                     2,090        --     2,012       273        --     N/A       4,375      2,503      75%
   Other                                  2,816     2,785     3,056     2,542     2,832      (1%)    11,199     11,609      (4%)
                                      --------------------------------------------------------------------------------------------
Total non-interest income                19,085    22,961    20,511    29,431    19,790      (4%)    91,988     70,312      31%

Operating expenses:
   Personnel costs                       23,573    20,591    19,900    20,491    20,269      16%     84,555     76,701      10%
   Net occupancy and equipment            5,108     4,624     4,062     4,588     3,958      29%     18,382     15,661      17%
   Data processing                          549     1,122     1,635     1,790     1,898     (71%)     5,096      6,783     (25%)
   Professional fees                      1,180     1,134     1,207     1,062     1,055      12%      4,583      4,262       8%
   Advertising & business development     1,714     1,204     1,212     1,045     1,228      40%      5,175      4,714      10%
   Communication expense                  1,288     1,174     1,030     1,201     1,070      20%      4,693      4,128      14%
   Other                                  5,165     5,333     6,340     6,826     4,660      11%     23,664     18,766      26%
                                      --------------------------------------------------------------------------------------------
Total operating expenses                 38,577    35,182    35,386    37,003    34,138      13%    146,148    131,015      12%
                                      --------------------------------------------------------------------------------------------

Income before income taxes               13,266    16,486    15,489    14,369    16,269     (18%)    59,610     57,491       4%
   Income taxes                           3,390     4,806     4,262     3,648     3,990     (15%)    16,106     14,020      15%
                                      --------------------------------------------------------------------------------------------
Net income                              $ 9,876   $11,680   $11,227   $10,721   $12,279     (20%)  $ 43,504   $ 43,471       0%
                                      ============================================================================================


        KEY RATIOS AND DATA

Net interest margin (FTE)                  3.62%     3.33%     3.63%     3.56%     3.55%      0%       3.54%      3.53%      0%
FTE adjustment                          $ 1,130   $ 1,193   $ 1,405   $ 1,527   $ 1,584     (29%)  $  5,255   $  6,862     (23%)

Return on average assets                   0.88%     1.04%     1.03%     0.98%     1.10%     (0%)      0.98%      1.02%     (0%)
Return on average equity                  10.57%    12.70%    12.33%    12.01%    13.89%     (3%)     11.90%     13.19%     (1%)
Efficiency Ratio                          69.96%    62.84%    63.64%    57.87%    62.84%      7%      63.36%     65.16%     (2%)
Equity/assets (end of period)              8.27%     8.36%     8.19%     8.27%     7.87%      0%

Allowance to ending loans                  1.41%     1.46%     1.46%     1.40%     1.22%      0%
Allowance to non-accrual loans           134.14%   123.79%   146.55%   110.11%   108.24%     26%
Non-accrual loans to loans                 1.05%     1.18%     1.00%     1.27%     1.13%     (0%)
Non-performing assets to total assets      0.91%     1.06%     0.98%     1.08%     0.92%     (0%)

Total assets under administration
   (in millions)                        $ 4,284   $ 4,387   $ 4,491   $ 4,386   $ 4,622      (7%)
Mortgage loans closed  (in millions)    $    89   $   307   $   293   $   205   $   301     (70%)

AMCORE Financial, Inc.
(Unaudited)

                                          ---------------------------------------------------------------------------------------
($ in 000's)                                4th Qtr.     3rd Qtr.     2nd Qtr.    1st Qtr.     4th Qtr.    4Q '03/'02   Ending
        AVERAGE BALANCE SHEET                2003         2003         2003        2003         2002         Change    Balances
                                          ---------------------------------------------------------------------------------------
Assets:
Investment securities                     $1,099,910   $1,062,464   $1,069,834   $1,108,334   $1,145,761        (4%)  $ 1,165,382
Short-term investments                        13,512       43,182       18,080        8,415       12,865         5%         1,746
Loans held for sale                           23,790       90,862       75,447       53,843       80,476       (70%)       32,351
   Commercial                                725,345      737,687      758,242      759,934      734,378        (1%)      733,454
   Commercial real estate                  1,278,552    1,205,728    1,165,968    1,115,425    1,026,771        25%     1,342,087
   Residential real estate                   377,263      384,463      401,564      440,192      464,713       (19%)      362,254
   Consumer                                  574,262      563,397      534,234      586,261      592,569        (3%)      554,514
                                          ---------------------------------------------------------------------------------------
Total loans                               $2,955,422    2,891,275    2,860,008    2,901,812    2,818,431         5%     2,992,309
Allowance for loan losses                    (43,978)     (43,166)     (41,358)     (35,001)     (34,928)       26%       (42,115)
Other non-earning assets                     396,257      394,935      390,820      403,172      405,032        (2%)      393,955
                                          ---------------------------------------------------------------------------------------
Total assets                              $4,444,913   $4,439,552   $4,372,831   $4,440,575   $4,427,637         0%   $ 4,543,628
                                          =======================================================================================

Liabilities and Stockholders' Equity:
   Non-interest bearing deposits          $  425,418   $  409,540   $  388,230   $  370,132   $  378,694        12%   $   437,503
   Interest-bearing demand and savings     1,395,518    1,326,271    1,186,776    1,124,422    1,117,782        25%     1,422,476
   Time deposits                           1,137,796    1,179,649    1,182,922    1,246,212    1,274,451       (11%)    1,082,613
                                          ---------------------------------------------------------------------------------------
Total Bank issued deposits                $2,958,732    2,915,460    2,757,928    2,740,766    2,770,927         7%     2,942,592
                                          ---------------------------------------------------------------------------------------
Wholesale deposits                           385,494      458,814      534,136      553,767      451,083       (15%)      425,902
Short-term borrowings                        460,061      419,447      439,717      514,470      583,602       (21%)      557,063
Long-term borrowings                         205,369      196,135      188,857      184,835      185,139        11%       184,610
Other liabilities                             64,687       84,801       87,008       84,715       86,075       (25%)       57,877
                                          ---------------------------------------------------------------------------------------
Total liabilities                         $4,074,343    4,074,657    4,007,646    4,078,553    4,076,826        (0%)    4,168,044
                                          ---------------------------------------------------------------------------------------
Realized Stockholders' Equity                361,691      353,295      345,184      340,073      328,100        10%       366,627
Other Comprehensive Income                     8,879       11,600       20,001       21,949       22,711       (61%)        8,957
                                          ---------------------------------------------------------------------------------------
Total Stockholders' Equity                   370,570      364,895      365,185      362,022      350,811         6%       375,584
                                          ---------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity  $4,444,913   $4,439,552   $4,372,831   $4,440,575   $4,427,637         0%   $ 4,543,628
                                          =======================================================================================

        CREDIT QUALITY

Ending allowance for loan losses          $   42,115   $   42,512   $   42,154   $   39,600   $   35,214        20%
Net charge-offs                                3,692        3,960        2,175        6,782        2,884        28%
Net charge-offs to avg loans (annualized)      0.50%        0.54%        0.30%        0.95%        0.41%
Non-performing assets:
   Non-accrual loans                      $   31,396   $   34,343   $   28,764   $   35,963   $   32,535        (4%)
   Loans 90 days past due & still accruing     3,304        6,260       10,491        6,362        3,555        (7%)
                                          ---------------------------------------------------------------------------
       Total non-performing loans             34,700       40,603       39,255       42,325       36,090        (4%)
   Foreclosed real estate                      4,433        5,098        3,604        3,248        3,415        30%
   Other foreclosed assets                     1,989          921        1,153        1,614        2,024        (2%)
                                          ---------------------------------------------------------------------------
      Total non-performing assets         $   41,122   $   46,622   $   44,012   $   47,187   $   41,529        (1%)
                                          ===========================================================================

        YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                    4.72%        4.37%        4.98%        5.27%        5.59%
Short-term investments                         0.86%        0.92%        1.04%        1.06%        1.42%
Loans held for sale                            8.59%        7.01%        8.65%        8.71%        7.58%
   Commercial                                  5.46%        5.59%        5.91%        5.85%        6.13%
   Commercial real estate                      5.42%        5.52%        5.80%        5.97%        6.31%
   Residential real estate                     5.93%        6.05%        6.42%        6.54%        6.80%
   Consumer                                    7.19%        6.87%        7.61%        7.57%        7.85%
                                          ------------------------------------------------------------------
Total loans (FTE)                              5.84%        5.87%        6.25%        6.35%        6.67%
                                          ------------------------------------------------------------------
Total interest-earning assets (FTE)            5.54%        5.46%        5.94%        6.07%        6.36%
                                          ==================================================================
Liabilities:
   Interest-bearing demand and savings         0.95%        0.90%        0.93%        0.87%        1.27%
   Time deposits                               2.97%        3.18%        3.41%        3.82%        4.12%
                                          ------------------------------------------------------------------
Total Bank issued deposits                     1.86%        1.98%        2.17%        2.42%        2.79%
                                          ------------------------------------------------------------------
Wholesale deposits                             3.41%        3.75%        3.69%        3.76%        4.34%
Short-term borrowings                          2.02%        2.22%        2.48%        2.50%        2.76%
Long-term borrowings                           4.45%        5.47%        5.68%        6.10%        6.41%
                                          ------------------------------------------------------------------
Total interest-bearing liabilities             2.19%        2.42%        2.63%        2.82%        3.16%
                                          ==================================================================
Net interest spread                            3.35%        3.04%        3.31%        3.25%        3.20%
Net interest margin (FTE)                      3.62%        3.33%        3.63%        3.56%        3.55%
                                          ==================================================================